UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

      Delaware0-2290084-1271317

(State or other jurisdiction(Commission(I.R.S. Employer

of incorporation)File Number)    Identification Number)

            455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado           80903

   (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b‑2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

On November 17, 2017, Century Casinos, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Stifel, Nicolaus & Company, Incorporated and Roth Capital Partners, LLC, as representatives of the several underwriters named in the Underwriting Agreement (the "Underwriters"), with respect to the underwritten public offering (the "Offering") of 4,250,000 shares of common stock of the Company (the "Common Stock"), at a public offering price of $7.50 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to 637,500 additional shares of Common Stock, which the Underwriters exercised in full on November 21, 2017. The Company consummated the Offering, and the Underwriters delivered the 4,887,500 shares of Common Stock to purchasers, on November 21, 2017.

The net proceeds of the Offering to the Company are estimated to be approximately $34.4 million, after deducting underwriting discounts and commissions and before estimated expenses of the Offering, including proceeds from the exercise of the Underwriters’ option to purchase additional shares of Common Stock in full.  The Company intends to use up to $25 million of the net proceeds received from the sale of the Common Stock to fund construction costs for the Century Mile project. The Company intends to use the remaining net proceeds for investments in additional gaming projects and for working capital and other general corporate purposes, including, without limitation, expanding existing businesses, acquiring businesses, investing in other business opportunities and repayment or refinancing of debt. Pending such use, the Company may temporarily invest the net proceeds in short-term investments.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Offering was conducted pursuant to the Company's effective shelf registration statement filed with the Securities and Exchange Commission (the "SEC") on Form S-3 (File No. 333-218282).  A prospectus supplement and prospectus relating to the Offering have been filed with the SEC.

The foregoing summary is qualified by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein.

Item 7.01Regulation FD Disclosure.

On November 21, 2017, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference. The information under Item 7.01 and in Exhibit 99.1 of this report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01Other Events

The Company is filing a legal opinion of Faegre Baker Daniels LLP, attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the shelf registration statement and into the prospectus supplement and prospectus referred to above.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated November 17, 2017, between Century Casinos, Inc. and Stifel, Nicolaus & Company, Incorporated and Roth Capital Partners, LLC., as representatives of the several underwriters named therein.

5.1	Opinion of Faegre Baker Daniels LLP
5.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).
99.1	Century Casinos, Inc. Press Release dated November 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date:  November 21, 2017By: /s/ Margaret Stapleton

Margaret  Stapleton

Executive Vice President and Principal Financial/Accounting Officer